UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2019
________________________________________________________
Element Solutions Inc
________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 22, 2019, the Board of Directors (the "Board") of Element Solutions Inc (the "Company") elected Christopher T. Fraser and Scot R. Benson to serve as directors of the Company, effective immediately, with a term expiring at the Company’s 2019 annual meeting of stockholders. Neither Mr. Fraser nor Mr. Benson has been appointed to any Board committee at this time.
Christopher T. Fraser, age 61, served as Chairman of the Board of KMG Chemicals Inc. ("KMG") from December 2012 to November 2018 and was a director of KMG from May 2008 to November 2018. He also served as Chief Executive Officer and President of KMG from September 2013 to November 2018 after serving as Chief Executive Officer and President of KMG on an interim basis from July 2013 to September 2013. From 2006 to 2009, Mr. Fraser was the President and Chief Executive Officer of Chemical Lime Company, a North American producer of calcium based (limestone), alkaline products with various industrial applications. Before joining Chemical Lime Company, Mr. Fraser was President and Chief Executive Officer of OCI Chemical Corporation, a wholly-owned subsidiary of DC Chemical Co. ("OCI") from 1997 to 2006. Prior to joining OCI, Mr. Fraser held various positions of responsibility in sales, marketing, business development, operations and general management. Mr. Fraser has been a director of Panhandle Oil and Gas Inc. (NYSE:PHX) since March 2019, and is a member of its Audit and Compensation committees. He has also previously served as a director at OCI Company Ltd. from 2006 to 2008, ANSAC from 1994 to 2006 and Tangoe Inc. from 2002 to 2008, and has been an Operating Partner of Advent International Corp. since 2011 which he advises on transactions in the industrial sector. Mr. Fraser holds a Bachelor of Science in Chemistry and in Business Administration from the University of Connecticut as well as a Master of Business Administration from Pepperdine University.
Scot R. Benson, age 57, currently serves as President and Chief Operating Officer of the Company. Prior to being promoted to this role in January 2019, Mr. Benson served as President of the former Performance Solutions segment of the Company from 2015 to January 2019 where he led the integration of the former Alent plc businesses and the former OM Group, Inc.’s Electronic Chemicals and Photomasks businesses with MacDermid, Incorporated ("MacDermid"). Mr. Benson joined MacDermid in 1999 which was acquired by the Company in October 2013. His previous positions at MacDermid included President of MacDermid Advanced Surface Finishes and Graphics Solutions from January 2013 until February 2015. Mr. Benson also served as President of MacDermid Graphics Solutions from 2010 to 2013. Mr. Benson attended the University of Wisconsin - Stevens Point.
There is no arrangement or understanding between either of Mr. Fraser or Mr. Benson and any other person pursuant to which each of them was appointed as a director of the Company. There has been no transaction, or proposed transaction, since January 1, 2018, to which either Mr. Fraser or Mr. Benson or any member of their respective immediate family had, or is to have, a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between either of Mr. Fraser or Mr. Benson and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.
Item 8.01. Other Events
On April 24, 2019, the Company issued a press release announcing the appointment of Messrs. Fraser and Benson as directors of the Company. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:

Exhibit Number	Exhibit Title
99.1	Press release, issued on April 24, 2019, announcing the appointment of Messrs. Fraser and Benson as directors of the Company

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
April 24, 2019	/s/ John E. Capps
(Date)	John E. Capps
Executive Vice President, General Counsel and Secretary